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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 2000, relating to the financial statements of Watson Pharmaceuticals, Inc., which appears in Watson Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.


/s/  PRICEWATERHOUSECOOPERS LLP


Los Angeles, California
June 1, 2000